FOR IMMEDIATE RELEASE
March 2, 2018

DISCOVERY COMMUNICATIONS ANNOUNCES EXERCISE OF CASH TOP-UP OPTION

Scripps Merger Consideration Set as $65.82 per Share in Cash and
1.0584 Shares of Discovery Series C Common Stock, Subject to Election and Proration

SILVER SPRING, Md. - Discovery Communications, Inc. (Nasdaq: DISCA, DISCB, DISCK) (“Discovery”) today announced that it has elected to exercise in full the cash top-up option pursuant to the Agreement and Plan of Merger, dated as of July 30, 2017, by and among Scripps Networks Interactive, Inc. (“Scripps”), Discovery and Skylight Merger Sub, Inc. (the “Merger Agreement”).

As of the close of trading on March 1, 2018 (the trading day three trading days prior to March 6, 2018, the anticipated closing date of the merger), the volume weighted average price of the Discovery Series C common stock on the NASDAQ Global Select Market measured cumulatively over the 15 trading days ending on (and including) the third trading day prior to the completion of the merger was $22.8471. Therefore, assuming the closing of the merger on the anticipated closing date, the Scripps merger consideration will consist of (i) for Scripps shareholders electing the mixed consideration or not making an election, $65.82 in cash and 1.0584 shares of Discovery Series C common stock for each Scripps share, (ii) for Scripps shareholders electing the cash consideration, $90.00 in cash for each Scripps share and (iii) for Scripps shareholders electing the stock consideration, 3.9392 shares of Discovery Series C common stock for each Scripps share, subject to the terms and conditions set forth in the Merger Agreement including, in the case of Scripps shareholders making the cash or stock election, the proration procedures set forth in the Merger Agreement to the extent cash or stock is oversubscribed.

About Discovery Communications:
Discovery Communications (Nasdaq: DISCA, DISCB, DISCK) satisfies curiosity and captivates superfans around the globe with a portfolio of premium nonfiction, lifestyle, sports and kids content brands including Discovery Channel, TLC, Investigation Discovery, Animal Planet, Science and Turbo/Velocity, as well as OWN: Oprah Winfrey Network in the U.S., Discovery Kids in Latin America, and Eurosport, the leading provider of locally relevant, premium sports and Home of the Olympic Games across Europe. Available in more than 220 countries and territories, Discovery's programming reaches 3 billion cumulative viewers, who together consume 54 billion hours of Discovery content each year. Discovery's offering extends beyond traditional TV to all screens, including TV Everywhere products such as the GO portfolio and Discovery Kids Play; over-the-top streaming services such as Eurosport Player; digital-first and social video from Group Nine Media; and virtual reality storytelling through Discovery VR. For more information, please visit www.discoverycommunications.com.

Forward Looking Statements:
Certain statements and information in this communication may be deemed to be “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to Discovery’s and Scripps’ objectives, plans and strategies, and all statements (other than statements of historical facts) that address activities, events or developments that Discovery and Scripps intend, expect, project, believe or anticipate will or may occur in the future. These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions, and are based on assumptions and assessments made by Discovery’s and Scripps’ management in light of their experience and their perception of historical trends, current conditions, expected future developments, and other factors they believe to be appropriate. Any forward-looking statements in this communication are made as of the date hereof, and Discovery and Scripps undertake no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance. Whether actual results will conform to expectations and predictions is subject to known and unknown risks and uncertainties, including: risks and uncertainties discussed in the reports that Discovery and Scripps have filed with the SEC; general economic, market, or business conditions; risks associated with the ability to consummate the business combination between Discovery and Scripps and the timing of the closing of the business combination; pricing fluctuations in local and national advertising; future regulatory actions and conditions in the television stations’ operating areas; competition from others in the broadcast television markets; volatility in programming costs; the ability to successfully integrate Discovery’s and Scripps’ operations and employees; the ability to realize anticipated benefits and synergies of the business combination; the potential impact of announcement of the business combination or consummation of the transaction on relationships, including with employees, customers and competitors; and other circumstances beyond Discovery’s and Scripps’ control. Refer to the section entitled “Risk Factors” in Discovery’s and Scripps’ annual reports filed with the SEC and in the Form S-4 filed by Discovery with the SEC for a discussion of important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements.

CONTACTS:

Media

Bill Launder
+1-212-548-5693
Bill_Launder@discovery.com

Investors

Andrew Slabin
Andrew_Slabin@discovery.com
+1-212-548-5544

Jackie Burka
Jackie_Burka@discovery.com
+1-212-548-5642

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